EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into on the 10th day of August, 2026 by and between Smart Sand, Inc. (“COMPANY”) and Lee Beckelman (the “Employee”).

WHEREAS, commencing on January 1, 2027 (the “Commencement Date”), COMPANY desires to employ the Employee as an advisor to the Chief Financial Officer (“CFO”) and the Employee desires to be employed in such capacity on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree:

1. Employment. Subject to the terms and conditions set forth in this Agreement, COMPANY hereby agrees to employ Employee as its Employee and the Employee hereby agrees to accept such employment.

2. Term. For purposes hereof, the Employee’s employment under this Agreement in the role set forth above shall be deemed to commence on the Commencement Date, and shall continue through May 31, 2030, unless earlier terminated in accordance with Section 5 below (“the term of this Agreement” or “the term hereof”).

3. Duties and Responsibilities. During the term hereof, the Employee shall serve as an advisor to the CFO of COMPANY. During the term hereof, the Employee shall be employed by COMPANY on a full-time basis and shall perform the duties and responsibilities of his position and such other duties and responsibilities on behalf of COMPANY as reasonably may be designated from time to time by the CFO. Such duties and responsibilities shall include, but not be limited to, (i) the review of monthly, quarterly and annual financial presentations, (ii) the participation in weekly Executive calls, and (iii) supporting the CFO on an as needed basis with banking, insurance, investor relations, strategic initiatives and other COMPANY-related matters.

During the term hereof, the Employee shall devote his full business time and his best efforts, business judgment, skill, and knowledge exclusively to the advancement of the business and interests of COMPANY and to the discharge of his duties and responsibilities hereunder. The Employee shall not engage in any other business activity or serve in any industry, trade, professional, governmental, or academic position during the term of this Agreement, except as may be expressly approved in advance by the CFO in writing, which approval shall not be unreasonably withheld. In addition, the Employee may engage in charitable activities and personal investment activities, so long as such activities do not, individually or in the aggregate, in the sole judgment of COMPANY, interfere with the performance of the Employee’s duties under this Agreement and are not in conflict with the business interests of COMPANY.

During the term hereof, the Employee shall comply with all policies, practices, and procedures of COMPANY, that are in effect from time to time.

4. Compensation and Benefits. As compensation for all services performed by the Employee hereunder during the term hereof, and subject to performance of the Employee’s duties and of the obligations of the Employee to COMPANY pursuant to this Agreement or otherwise, the following is offered:

A. Base Salary. COMPANY agrees to compensate Employee at an annualized rate as set forth in Exhibit A to this Agreement (“Base Salary”), which is incorporated into this Agreement as if fully set forth herein. The Base Salary shall be paid in equal installments pursuant to COMPANY’s normal and customary payroll practices applicable to other Employees.

B. Bonus Compensation. Employee shall be eligible to receive a discretionary annual performance bonus, if any, as determined by the CEO and CFO in their sole discretion, generally using the following considerations: (i) any such annual bonus shall be discretionary; (ii) any such annual bonus shall be within the approved budget amount; (iii) any such annual bonus may be paid as a cash or stock that vests upon award; (iv) no bonus is earned unless and until approved by the CEO and CFO; (iv) Employee must be employed with COMPANY at the time any bonus is disbursed, as bonuses are not earned until disbursed; and (v) any approved annual bonus shall be disbursed on Employee’s paycheck for the end of the applicable calendar year, subject to applicable withholding and deductions. Nothing in this Agreement guarantees payment of any bonus for any year.

C. Long-Term Incentive Compensation. Employee will not be eligible to receive any additional long-term incentive (“LTIP”) awards under the COMPANY’s LTIP program and plan. However, any existing LTIP awards that have already been awarded to Employee through December 31, 2026 shall be subject to normal vesting during the term hereof in accordance with applicable LTIP plan documents. Notwithstanding the foregoing, in the event Employee's employment is terminated due to death, Disability, or by COMPANY without Cause, the portion of Employee's LTIP awards that were scheduled to vest during the remainder of the calendar year in which such termination occurs shall vest in full, pursuant to and in accordance with the Employee's LTIP award agreements (as amended) (the "LTIP Vesting Acceleration").

D. Employee Benefit Plans. Employee shall also be eligible to participate in any and all employee benefit plans from time to time in effect for employees of COMPANY generally, subject to any contribution generally required of employees of COMPANY. Such participation shall be subject to the (i) terms of the applicable plan documents and (ii) generally applicable Company policies (the “Employee Benefit Plans”). The current Employee Benefit Plans available to Employee are set forth in Exhibit A. COMPANY may prospectively alter, modify, add to, or delete its Employee Benefit Plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Employee.

E. Expenses. COMPANY shall pay or reimburse the Employee for reasonable, customary, and necessary business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation in accordance with COMPANY’s Business Expense Reimbursement and Corporate Travel Policy.

5. Termination of Employment and Severance Benefits. The Employee’s employment hereunder shall terminate under the following circumstances:

A. Death. In the event of the Employee’s death during the term hereof, the date of death shall be the date of termination, the LTIP Vesting Acceleration described in Section 4.C shall apply, and COMPANY shall pay or provide to the Employee’s designated beneficiary or, if no beneficiary has been designated by the Employee, to his estate: (i) any Base Salary earned but not paid during the final payroll period of the Employee’s employment through the date of termination, and (ii) any business expenses incurred by the Employee but unreimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted no later than sixty (60) days following termination (all of the foregoing, other than the LTIP Vesting Acceleration, hereafter referred to as “Final Compensation”). Other than business expenses described in Section 5.A.(ii), Final Compensation shall be paid to the Employee’s designated beneficiary or estate within thirty (30) days following the date of termination. The payout of any Bonus Compensation and Employee Benefits, if any, will be made in accordance with the plan documents for such Bonus Compensation and Employee Benefits. COMPANY shall have no further obligation to the Employee hereunder.

B. Disability. COMPANY may terminate the Employee’s employment, upon notice to the Employee, in the event that the Employee becomes disabled during his employment through any illness, injury, accident, or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities (notwithstanding the provision of any reasonable accommodation) for one hundred eighty (180) days during any period of three hundred sixty-five (365) consecutive calendar days (such incapacity, “Disability”). In the event of such termination, the LTIP Vesting Acceleration described in Section 4.C shall apply, and COMPANY shall pay Employee the Final Compensation. Other than business expenses described in Section 5.A.(ii), the Final Compensation shall be paid to the Employee within thirty (30) days following the date of termination. The payout of any Bonus Compensation and Employee Benefits, if any, will be made in accordance with the plan documents for such Bonus Compensation and Employee Benefits. COMPANY shall have no further obligation to the Employee hereunder.

The CEO may designate another employee to act in the Employee’s place during any period of the Employee’s disability. Notwithstanding any such designation, the Employee shall continue to receive the Base Salary in accordance with Section 4.A. and benefits in accordance with Section 4.D., to the extent permitted by the then-current terms of the applicable Employee Benefit Plans, until the earlier to occur of: (i) six (6) months following the date the Employee is determined to be disabled, or (ii) the date the Employee becomes eligible for disability income benefits under COMPANY’s long-term disability plan. While receiving disability income payments under COMPANY’s long-term disability income plan, the Employee shall not be entitled to receive any Base Salary under Section 4.A. hereof, but shall continue to participate in Employee Benefit Plans in accordance with Section 4.D. and the then-current terms of such plans, until the termination of Employee’s employment.

If any question shall arise as to whether during any period the Employee is disabled through any illness, injury, accident, or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Employee may, or at the request of COMPANY shall, submit to a medical examination by a physician selected by COMPANY to whom the Employee or his duly appointed guardian, if any, has no reasonable objection to determine whether the Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive. If such question shall arise and the Employee shall fail to submit to such medical examination, COMPANY’s determination of the issue shall be binding on the Employee.

C. By COMPANY for Cause. COMPANY may terminate the Employee’s employment hereunder for Cause at any time upon written notice to the Employee setting forth in reasonable detail the nature of such Cause. COMPANY may place the Employee on a paid leave of absence while it is investigating or otherwise awaiting a determination as to whether Cause to terminate the Employee’s employment exists. The following, as determined by COMPANY in its reasonable judgment, shall constitute Cause for termination:

(i) the Employee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

(ii) the Employee shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty, or act of dishonesty;

(iii) the Employee shall have breached, in any material respect, any of the provisions of any agreement with COMPANY or policy of COMPANY, including but not limited to, this Employment Agreement, the Employee Confidentiality Agreement, the Code of Conduct, the Business Expense Reimbursement and Corporate Travel Policy, or the Communication Systems Use Policy, or the Car Allowance Program (if applicable);

(iv) the Employee shall have engaged in conduct likely to subject COMPANY to criminal liability;

(v) the Employee shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Employee or otherwise could reasonably be expected to have a material adverse effect upon the business, interests, or reputation of COMPANY; or

(vi) the Employee shall have openly disregarded his responsibilities to COMPANY and shall have refused to devote substantial time and energy to the business and affairs of COMPANY (other than due to Disability or temporary disability which, in the reasonable judgment of the CEO, causes the Employee to be incapable of devoting such time and energy) within thirty (30) days after written notification by the CEO that, in his good faith judgment, the Employee has consistently failed to do so.

Upon the giving of written notice of termination of the Employee’s employment hereunder for Cause, COMPANY shall have no further obligation to the Employee, other than for Final Compensation. Other than business expenses described in Section 5.A.(ii), Final Compensation shall be paid to the Employee within thirty (30) days following the date of termination of employment.

D. By COMPANY without Cause. COMPANY may terminate the Employee’s employment hereunder without Cause at any time upon not less than thirty (30) days advance written notice to the Employee, or at COMPANY’s option, payment of thirty (30) days salary in lieu of advance notice. In the event of such termination, the LTIP Vesting Acceleration described in Section 4.C shall apply, and in addition to paying the Final Compensation, until the conclusion of a period of twelve (12) months following the date of termination, (i) COMPANY shall continue to pay the Employee the Base Salary at the rate in effect on the date of termination and, (ii) provided the Employee elects continuation coverage under the law commonly known as “COBRA,” and subject to any employee contribution applicable to the Employee on the date of termination, shall continue to contribute to the premium cost of the Employee’s participation in COMPANY’s group medical and dental plans, provided that the Employee is entitled to continue such participation under applicable law and plan terms. The payout of any Bonus Compensation and Employee Benefits, if any, will be made in accordance with the plan documents for such Bonus Compensation and Employee Benefits.

Any obligation of COMPANY to the Employee pursuant to this Section 5.D., other than for Final Compensation, is conditioned, however, on the Employee signing and returning to COMPANY (without revoking) a timely and effective Severance Agreement and Release of Claims in a form reasonably provided by COMPANY.

E. By the Employee Without Good Reason. The Employee may terminate his employment hereunder at any time upon sixty (60) days’ prior written notice to COMPANY. In the event of termination of the Employee’s employment pursuant to this Section 5.E., COMPANY may elect to waive the period of notice, or any portion thereof, without any additional compensation to the Employee. COMPANY shall pay the Employee the Final Compensation (other than business expenses described in Section 5.A.(ii)) in a lump sum within thirty (30) days following the date of the termination of employment. The payout of any Bonus Compensation and Employee Benefits, if any, will be made in accordance with the plan documents for such Bonus Compensation and Employee Benefits.

6. Effect of Termination. The provisions of this Section 6 shall apply to any termination of the Employee’s employment under this Agreement, whether pursuant to Section 5 or otherwise.

Except for any right of the Employee to continue health, vision and dental plan participation in accordance with applicable law, the Employee’s participation in all Employee Benefit Plans shall terminate pursuant to the terms of the applicable plan documents based on the date of termination of the Employee’s employment without regard to any continuation of Base Salary or other payment to or on behalf of the Employee following such date of termination.

Provisions of this Agreement shall survive any termination of employment if so provided herein or if necessary or desirable to fully accomplish the purposes of other surviving provisions, including without limitation the obligations of the Employee under Sections 7, 8, and 9 hereof. The obligation of COMPANY to provide severance pay or benefits hereunder is expressly conditioned upon the Employee’s continued full performance of his obligations under Sections 7, 8, and 9 hereof.

7. Restrictive Covenants. In order to protect COMPANY Confidential Information as defined in the Employee Confidentiality Agreement (attached hereto as Exhibit C), as well as protect COMPANY’s customer, vendor and supplier relationships and loyalty, during Employee’s employment with COMPANY, and after Employee’s employment is terminated for any reason whatsoever, whether by Employee or COMPANY, and whether with Cause or without Cause, for a period of twelve (12) months after Employee’s last day of employment, Employee shall not:

A. directly or indirectly engage in employment of, perform services for, consult with or for, or have any direct or indirect interest in, whether as an employee, agent, independent contractor, or owner of any Competitive Business (defined in Section 12);

B. directly or indirectly, for Employee or on behalf of or in cooperation with any person, partnership, firm, corporation, association, or other entity, solicit, divert, or take away any of COMPANY’s customers or the business or patronage of any such customer of COMPANY, as the same relates to or is connected with any product or services or business venture of COMPANY; and

C. directly or indirectly, for Employee or on behalf of or in cooperation with any other person, partnership, firm, corporation, association, or other entity, solicit, recruit, hire, or otherwise interfere with the employment of any of COMPANY’s employees.

If Employee violates or threatens to violate this Section 7, Employee acknowledges that COMPANY will suffer actual damages and irreparable harm entitling COMPANY to injunctive relief in addition to all legal remedies available. By seeking injunctive relief, however, COMPANY does not waive its right to any other legal remedies. In the event COMPANY initiates action against Employee to enforce Employee’s restrictive covenant obligations under this Section 7, the prevailing party will be entitled to payment of all reasonable attorneys’ fees and costs expended in taking or defending such action.

Employee acknowledges that the restrictive covenants, terms, and provisions of this Agreement are reasonable and do not impose a financial hardship on Employee. Employee acknowledges his ability to engage in gainful employment activities for the purpose of earning a living in an industry or geographic location that does not violate this Agreement. Employee represents and warrants to COMPANY that Employee can obtain other employment that does not breach the terms and conditions of this Agreement and that Employee’s obligations under this Agreement

(and the enforcement thereof by injunction or otherwise) will not prevent Employee from earning a livelihood.

Should Employee violate the terms of this Section 7, the duration of the restrictions contained in this Section 7 shall be extended by the duration of time during which Employee was in violation of the same. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Assignment of Rights to Intellectual Property. Employee agrees that any patents, inventions, copyrights, or trade secrets developed by Employee during the course of his employment, together with any income of whatever nature received as a result thereof, will become the exclusive property of COMPANY. Attached as Exhibit B is a complete list describing with particularity all Inventions (as defined below) that, as of the Commencement Date: (i) Employee made, and/or (ii) belong solely to Employee, or belong to Employee jointly with others, or in which Employee has an interest, and that relate in any way to any of the Employee’s actual or proposed businesses, products, services, or research and development, and which are not assigned to COMPANY hereunder; or, if no such list is attached, Employee represents that there are no such Inventions at the time of signing this Agreement. To the extent such Inventions do exist and are not listed on Exhibit B, Employee hereby forever waives any and all rights or claims of ownership to such Inventions. Employee further understands that the listing of any Inventions on Exhibit B does not constitute an acknowledgment by COMPANY of the existence or extent of such Invention, nor of Employee’s ownership of such Inventions.

If in the course of Employee’s employment with COMPANY, Employee uses or incorporates into a product, service, process, or equipment any Invention in which Employee has an interest, Employee will promptly so inform COMPANY in writing. Whether or not Employee provides such notice, Employee hereby irrevocably grants to COMPANY a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention, and to make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute such Invention under all applicable intellectual property laws without restriction of any kind.

“Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, trade secrets, and/or original works of authorship, whether or not patentable, copyrightable, or otherwise legally protectable. This includes, but is not limited to, any new product, machine, article of manufacture, recipe, method, procedure, process, technique, use, equipment, device, apparatus, system, formulation, composition of matter, design, or configuration of any kind, or any improvement thereon. “COMPANY Inventions” means any and all Inventions that Employee may solely or jointly author, discover, develop, conceive, or reduce to practice during the term of employment, although COMPANY Inventions shall not include Inventions by the Employee developed entirely on his own time without using COMPANY-provided equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception, or reduction to practice on the invention, to COMPANY’s business, or actual or demonstrably anticipated research or development of COMPANY; or (2) result from any work performed by the Employee for COMPANY.

9. Litigation. Employee agrees that during Employee’s employment or thereafter, Employee shall do all things, including the giving of evidence in lawsuits and other proceedings, which COMPANY shall deem necessary or proper in order to obtain, maintain, or assert rights accruing to COMPANY in matters where Employee has knowledge, information, or expertise. All reasonable expenses incurred by Employee in fulfilling the duties set forth in this Section 9 shall be reimbursed by COMPANY to the full extent legally appropriate, including without limitation, a reasonable payment for Employee’s time in the event Employee is no longer employed with COMPANY.

10. Governing Law, Arbitration. Other than disputes arising under Section 7 of this Agreement, any and all disputes, controversies, and/or claims between Employee, on the one hand, and COMPANY, on the other hand, which arise out of the terms of this Agreement shall be governed by the laws of the State of Texas without regard to the conflict of laws principles thereof and, except as otherwise provided herein, shall be resolved through final and binding arbitration before a single arbitrator selected in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect (the “Rules”). This shall include, without limitation except as otherwise noted herein, any and all disputes, controversies and/or claims arising out of or concerning Employee’s employment with COMPANY, the termination thereof, or any matter relating to this Agreement, and includes without limitation, claims by Employee against current or former directors, officers, or employees of COMPANY, whether arising under theories of liability or damages based on contract, tort or statute, to the extent permitted by law. Such claims shall include, without limitation except as otherwise noted herein, disputes relating to this Agreement, Employee’s employment by COMPANY or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Texas Commission on Human Rights Act, and/or any applicable or equivalent state statutes, claims for wrongful termination, including employment termination in violation of public policy, and claims for personal injury including, without limitation, defamation, fraud, and infliction of emotional distress. AS A MATERIAL PART OF THIS AGREEMENT TO ARBITRATE CLAIMS, THE PARTIES EXPRESSLY WAIVE ALL RIGHTS TO A JURY TRIAL IN COURT ON ALL STATUTORY OR OTHER CLAIMS, INCLUDING, WITHOUT LIMITATION, THOSE IDENTIFIED IN THIS SECTION 10.

The arbitration shall take place in Yardley, Pennsylvania and shall be administered by the American Arbitration Association, in accordance with the Rules. Each of the parties to such arbitration agrees that any award of the arbitrator shall be final, conclusive, and binding and that they will not contest any action by any other party thereto in accordance with the award of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 10 by bringing suit in any court of competent jurisdiction.

All reasonable fees, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by the party as part of the arbitration process will be borne by that party. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

Each of the parties to such arbitration agrees that all aspects of the arbitration proceedings, which specifically includes but is not limited to all documents produced during the arbitration, deposition transcripts, orders issued by the arbitrator during the course of the arbitration, any reasoned final decision issued by the arbitrator, and the arbitrator’s award shall be maintained by the parties as strictly confidential. In the event a party files any document with a court of law related to entry and/or enforcement of the arbitrator’s award or to vacate the arbitrator’s award, such party shall file said documents under seal. Disclosure of the arbitrator’s decision and award to the parties’ respective attorneys, tax advisors, senior management, and to immediate family members of a party who is an individual is only permissible if the attorneys, tax advisors, senior management, and immediate family members agree to maintain the decision and award as strictly confidential.

During the initial conference with the arbitrator, the parties agree to jointly request that the arbitrator not publish the arbitrator’s reasoned decision and award.

11. Mitigation of Damages. In the event of an alleged breach of contract, each party has an affirmative duty to mitigate its damages.

12. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 or as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

“Competitive Business” means a business that, directly or indirectly, engages in or is formed for the purpose of: (i) the exploration, mining, production, processing, storage, transportation, marketing, sale, distribution or delivery of proppants or proppant-related products (including, without limitation, petcoke or ceramic-coated sand), industrial sand products (including, without limitation, products used in foundry, glass, filtration, turf, sports and recreation, construction, industrial manufacturing, and similar applications), or related materials, and any substitute, successor or alternative thereto; or (ii) the ownership, acquisition, development or operation of mines, reserves, transloading terminals, last-mile equipment or other assets used in connection with the activities described in clause (i); provided, however, that a business shall not constitute a Competitive Business, and Employee's engagement, investment, or position with such business shall not violate this Section 7, to the extent the CFO has given his prior written consent thereto, which consent shall not be unreasonably withheld.

“Person” means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, other than COMPANY.

13. Withholding. All payments made by COMPANY under this Agreement shall be reduced by any tax or other amounts required to be withheld by COMPANY under applicable law.

14. Assignment. Employee may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the CEO. COMPANY may assign its rights and obligations under this Agreement without the consent of the Employee in the event that COMPANY shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties, stock, or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon COMPANY and the Employee, their respective successors, executors, administrators, and permitted assigns.

15. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

17. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Employee at his last known address on the books of COMPANY or, in the case of COMPANY, at its principal place of business, attention of the General Counsel, or to such other address as either party may specify by notice to the other actually received.

18. Modification. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and signed by Employee and COMPANY.

19. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

20. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of the Agreement, and supersedes any prior agreement or understanding concerning the subject matter of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by COMPANY, by its duly authorized representative, and by the Employee, as of the date first above written.

NOTICE: THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

THE EMPLOYEE: SMART SAND, INC.:

/s/ Lee Beckelman                    By: Charles Young
Name: Charles Young
Title: Chief Executive Officer

EXHIBIT A

Compensation and Benefits

Base Salary: 2027: $200,000
2028: $150,000
2029: $150,000
2030: $62,500 (five months pay based on an annualized salary of $150,000)

Bonus Compensation: As determined by the CEO and CFO in accordance with Section 4(B) of the Agreement.

Employee Benefit Plans:
A summary of the benefit plans is attached to this Exhibit A.

EXHIBIT B

Employee’s List of Inventions

EXHIBIT C

Employee Confidentiality Agreement

The intent of this Exhibit C is to include as part of this Agreement a copy of the Employee’s already signed Employee Confidentiality Agreement (“ECA”) from their personnel file. If a copy of the Employee Confidentiality Agreement, signed by the Employee, is not available, please have the Employee sign one and attach it to the Agreement as Exhibit C.